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EXHIBIT 11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



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
                                                                                          Nine Months Ended
                                                                                          September 30, 2000
                                                                                          ------------------
                                                                                     (In Thousands, Except
                                                                                           Per Share Data)

     1.    Net Income                                                                           $165,046
               Less: Preferred stock dividends declared                                            4,500
                                                                                                 -------
           Net income available to common shareholders                                          $160,546
                                                                                                 =======

     2.    Weighted average common shares outstanding                                             51,145
     3.    ESOP shares not committed to be released                                               (2,892)
                                                                                                 -------
     4.    Total weighted average common shares outstanding                                       48,253
                                                                                                 =======

     5.    Basic earnings per common share                                                      $   3.33
                                                                                                 =======

     6.    Total weighted average common shares outstanding                                       48,253
     7.    Dilutive effect of stock options using the treasury
               stock method                                                                          714
                                                                                                 -------
     8.    Total average common and common equivalent
               shares                                                                             48,967
                                                                                                 =======

     9.    Diluted earnings per common share                                                    $   3.28
                                                                                                 =======
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